UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

6 Desta Drive, Suite 6500
Midland, Texas  79705-5510
 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:
(432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 30, 2006, the Company entered into a Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”), which amends the Company’s Amended and Restated Credit Agreement (the “Senior Credit Facility”) dated May 21, 2004, among the Company, Southwest Royalties, Inc. (successor by merger to CWEI-SWR, Inc.), Warrior Gas Co., CWEI Acquisitions, Inc., Romere Pass Acquisition L.L.C., CWEI Romere Pass Acquisition Corp., Blue Heel Company, Tex-Hal Partners, Inc., JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois)), as Administrative Agent, and the Lenders named therein.

The Third Amendment added and/or modified certain provisions of the Senior Credit Facility, including: (i) an extension of the maturity of the Senior Credit Facility from May 21, 2007 to May 21, 2009 and (ii) an increase in the borrowing base from $150 million to $200 million.

In the past and from time to time in the future, certain of the Lenders under the Senior Credit Facility and their affiliates have provided the Company and the Company’s affiliates certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits

EXHIBIT NO.	DESCRIPTION

Exhibit 10.1	Third Amendment to Amended and Restated Credit Agreement dated June 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

July 14, 2006	By:	/s/ L. Paul Latham
L Paul Latham
Executive Vice President and Chief Operating Officer

July 14, 2006	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial Officer

CLAYTON WILLIAMS ENERGY, INC.

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

Exhibit 10.1	Third Amendment to Amended and Restated Credit Agreement dated June 30, 2006